Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Press Contact: Michael Beckerman Beckerman Public Relations 908-781-6420 michael@beckermanpr.com	Investor Contact: Gerard H. Sweeney Christopher P. Marr Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces Fourth Quarter and Full Year 2003 Earnings

PLYMOUTH MEETING, PA, February 12, 2004- Brandywine Realty Trust (BDN-NYSE) announced today that net income was $41.0 million for the fourth quarter of 2003, an increase of $28.3 million, as compared to $12.7 million for the fourth quarter of 2002. The increase in net income in the fourth quarter of 2003 as compared to the similar period in 2002 was primarily attributable to $26.4 million of aggregate net gains on sale of interests in real estate and disposition on discontinued operations in 2003 as compared to no gains in 2002. Net income was $85.8 million for the year 2003, an increase of $22.8 million, as compared to $63.0 million for the year 2002. The increase in net income was primarily the result of $30.2 million of aggregate net gains on sale of interest in real estate and disposition of discontinued operations in 2003 as compared to $8.6 million in 2002.

As previously disclosed in a press release dated December 29, 2003, in accordance with Emerging Issues Task Force (“EITF”) Topic D-42, the Company incurred a charge to Earnings Per Share (EPS) for the fourth quarter and full year of 2003 of $20.6 million associated with the redemption of Series B Preferred Shares in December 2003. Fully diluted EPS (which includes the charge of $0.52 per share) was $0.43 for the fourth quarter of 2003, an increase of $0.16 per share as compared to $0.27 for the fourth quarter of 2002. Fully diluted EPS was $1.40 for the year 2003 (including a $0.56 per share charge related to the Series B Preferred Share redemption), an increase of $0.01 per share, as compared to $1.39 per share for the year 2002.

Fully diluted funds from operations (FFO) including a $0.41 per share charge associated with the redemption of the Series B Preferred Shares were $14.0 million or $0.28 per share for the fourth quarter 2003 as compared to $31.1 million or $0.67 per share for the fourth quarter of 2002. FFO for the year 2003, including a $0.43 per share charge related to the Series B Preferred Redemption, was $109.8 million or $2.28 per share as compared to $125.8 million or $2.68 per share for the comparable period in 2002.

Excluding this charge related to EITF Topic D-42, FFO for the fourth quarter of 2003 was $34.6 million or $0.69 per share as compared to $31.1 million or $0.67 per share for the comparable period in 2002. FFO excluding the charge for the full year 2003 was $130.4 million or $2.70 per share as compared to $125.8 million or $2.68 per share for the comparable period in 2002.

FFO represents a non-generally accepted accounting principle (GAAP) financia1 measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

401 Plymouth Road, Suite 500 • Plymouth Meeting, PA 19462	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, "We are extremely pleased with the progress we made on our business plan in 2003. Our joint venture with Macquarie and our success in raising attractively priced equity capital accelerated our balance sheet strengthening program. The dividend yields on our initial and follow-on perpetual preferred offerings validate our improving credit profile. Our tenant retention rate of 80.2% exceeded our aggressive goals and serves to demonstrate the benefits of our regional focus. Acquisitions of high-quality assets in our core markets are indicative of our disciplined approach to investing. Clearly, the leasing market continues to remain challenging. We were able to surpass our same-store net operating income forecasts and we remain focused on controlling our capital costs and capturing more than our share of transactions in this highly competitive environment. We continue to be cautious in our outlook for 2004."

Brandywine Realty Trust Summary Portfolio Performance

•	Payout ratio of FFO (excluding redemption charge) was 64.2% for the quarter and 65.1% for the year
•	Quarterly rental rate growth on new leases was negative 4.2% on a cash basis and positive 0.7% on a straight-line basis
•	Quarterly rental rate growth on renewals was positive 0.2% on a cash basis and positive 2.9% on a straight-line basis
•	YTD rental rate growth on new leases was negative 6.1% on a cash basis and negative 1.2% on a straight-line basis
•	YTD rental rate growth on renewals was negative 4.2% on a cash basis and negative 1.0% on a straight-line basis
•	Quarterly retention rate was 77.5% and YTD retention rate was 80.2%
•	Portfolio was 90.7% occupied and 91.5% leased as of December 31, 2003
•	Leases expired or were terminated for approximately 942,000 square feet during the quarter
•	Leases were renewed for 730,000 square feet during the quarter and new leases were signed for 262,000 square feet during the quarter
Leases expired or were terminated for approximately 3,845,000 square feet YTD
•	Leases were renewed for 3,084,000 square feet YTD and new leases were signed for 756,000 square feet YTD

Distributions

On December 18, 2003, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid January 15, 2004 to shareholders of record as of December 31, 2003.

Capital Transactions

On October 20, 2003, the Company consummated a public offering of 2,250,000 common shares, plus an over-allotment option of an additional 337,500 common shares (based on a public offering price of $25.98), with net proceeds to the Company of $64.1 million. Legg Mason Wood Walker Inc. and McDonald Investments Inc. served as the co-underwriters for this transaction. Proceeds from this offering were used for the acquisition of an office property containing 248,000 net rentable square feet and to reduce outstanding indebtedness under the Company’s unsecured line of credit.

On December 30, 2003, the holder of the 8.75% Series B Preferred Shares converted 25% (1,093,750 shares) of their position into 1,093,750 Common Shares, and the Company redeemed the remaining 75% (3,281,250 shares) at $27.50 per share for approximately $90.2 million and purchased 250,000 warrants with an exercise price of $24.00 per share for approximately $1.2 million. In addition, the Company issued 2,000,000 shares of Series C Perpetual Preferred Shares with a 7.50% coupon rate for net proceeds of $48.1 million. The Series C Perpetual Preferred Shares may be redeemed, at the Company’s option, after December 30, 2008, for $25.00 per share. The proceeds from this offering as well as borrowings under the Company’s revolving credit facility were used to finance the 75% redemption of the Series B Preferred Shares and warrant purchase. In accordance with EITF Topic D-42, the Company incurred a charge of $20.6 million related to the redemption, which was included in EPS and FFO per share for the fourth quarter of 2003.

During the fourth quarter, the Company sold six office properties containing 302,000 net rentable square feet for an aggregate of $29.7 million and three parcels of land containing 21.0 acres for an aggregate of $3.0 million. In addition, the Company contributed two office properties containing 633,000 net rentable square feet, valued at $112.8 million, into a Real Estate Venture with Macquarie Office Trust in which the Company retained a 20% interest. The net proceeds to the Company were used to reduce $49 million of outstanding indebtedness under the Company’s revolving credit facility and to repay $54 million of secured debt borrowings.

During the fourth quarter, the Company acquired four office properties located in King of Prussia, Pennsylvania containing 248,000 net rentable square feet for an aggregate of $44.8 million, one office property located in Lawrenceville, New Jersey containing 112,000 net rentable square feet for $20.0 million and one parcel of land containing 10.0 acres for $3.0 million.

On January 12, 2004, the Company consummated a public offering of 2,300,000 Common Shares, plus an over-allotment option of an additional 345,000 Common Shares (based on a public offering price of $27.25), with net proceeds to the Company of $69.3 million. Bear, Stearns & Co. Inc. served as the underwriter for this transaction. Proceeds from this offering were used to reduce indebtedness under the Company’s revolving credit facility incurred in connection with the Series B Preferred Share redemption and the funding of the property acquisition in Lawrenceville, New Jersey.

On February 3, 2004, the Company entered into an agreement to redeem 1,950,000 Series B Preferred Units that have a stated value of $97.5 million and accrue distributions at 7.25% per annum. The Company has agreed to redeem all of the Series B Preferred Units for an aggregate price of $93.0 million, together with accrued but unpaid distributions. 1,048,387 Series B Preferred Units were redeemed on February 6, 2004 for $50.0 million, plus unpaid distributions. The Company has agreed to redeem the remaining Series B Preferred Units on or before March 15, 2004 for $43.0 million, plus unpaid distributions.

On February 4, 2004, the Company agreed to sell 2,000,000 7.375% Series D Perpetual Preferred Shares with a liquidation preference of $25 per share. The proceeds of this offering, which was led by Wachovia Securities, will be used to reduce borrowings under the revolving credit facility including funds used in the redemption of the Series B Preferred Units.

2004 Financial Outlook

As a result of economic conditions in the Company’s markets, we continue to experience operational challenges that result in difficult earnings visibility. Our expectations for 2004 are based on the following key factors:

•	A slight increase in average occupancy from levels achieved in 2003 of 1.0% to 1.5%
•	A slight increase in same-store net operating income ranging from 1.0% to 1.5%
•	Operating margins and general and administrative margins consistent with those experienced in 2003

Based on these key assumptions, we affirm our guidance from our October 23, 2003 press release and continue to expect the first quarter 2004 FFO per share to be $0.61 – $0.63 and EPS to be $0.25 – $0.27 and full year 2004 FFO per share to be $2.60 to $2.70 and EPS to be $1.18 – $1.31. These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and various other assumptions and projections. The estimates may be positively or negatively impacted primarily by the timing and terms of property leases.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete. Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2002. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unitholders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)

Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except per share information)

	December 31,	December 31,
	2003	2002

ASSETS
Real estate investments:
Operating properties	$1,869,744	$1,890,009
Accumulated depreciation	(268,091)	(245,230)

	1,601,653	1,644,779
Construction-in-progress	29,787	41,986
Land held for development	63,915	59,216

	1,695,355	1,745,981

Cash and cash equivalents	8,552	26,801
Escrowed cash	14,388	16,318
Accounts receivable, net	5,206	3,657
Accrued rent receivable	26,652	28,333
Investment in marketable securities	12,052	11,872
Assets held for sale	5,317	7,666
Investment in joint ventures, at equity	15,853	14,842
Deferred costs, net	27,269	29,271
Other assets	45,132	34,547

Total assets	$1,855,776	$1,919,288

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$462,659	$597,729
Borrowings under Credit Facility	305,000	307,000
Unsecured term loan	100,000	100,000
Accounts payable and accrued expenses	30,290	27,576
Distributions payable	20,947	21,186
Tenant security deposits and deferred rents	16,123	22,276
Other liabilities	15,360	22,006
Liabilities related to assets held for sale	52	20

Total liabilities	950,431	1,097,793

Minority interest	134,357	135,052

Beneficiaries’ equity:
Preferred Shares (shares authorized-10,000,000):
7.25% Series A Preferred Shares, $0.01 par value;
shares issued and outstanding -750,000 in 2003
and 2002	8	8
8.75% Series B Preferred Shares, $0.01 par value;
shares issued and outstanding- no shares in 2003
and 4,375,000 in 2002	—	44
7.50% Series C Preferred Shares, $0.01 par value;
shares issued and outstanding-2,000,000 in 2003
and no shares in 2002	20	—
Common Shares of beneficial interest, $0.01 par value;
shares authorized-100,000,000; issued and
outstanding-41,040,710 in 2003 and 35,226,315 in 2002	410	352
Additional paid-in capital	936,730	841,659
Share warrants	401	401
Cumulative earnings	309,343	225,010
Accumulated other comprehensive loss	(2,158)	(6,402)
Cumulative distributions	(473,766)	(374,629)

Total beneficiaries’ equity	770,988	686,443

Total liabilities and beneficiaries’ equity	$1,855,776	$1,919,288

BRANDYWINE REALTY TRUST CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenue
Rents	$63,978	$64,281	$256,945	$248,075
Tenant reimbursements	11,526	9,183	37,755	33,263
Other	3,272	1,674	10,959	9,702

Total revenue	78,776	75,138	305,659	291,040

Operating Expenses
Property operating expenses	21,083	19,472	80,817	74,563
Real estate taxes	7,242	6,784	27,919	25,196
Interest	13,542	15,358	57,835	63,522
Depreciation and amortization	15,645	15,004	60,592	56,030
Administrative expenses	3,511	2,992	14,464	14,804

Total operating expenses	61,023	59,610	241,627	234,115

Income from continuing operations before equity in income of real estate ventures,
net gain on sales of interests in real estate and minority interest	17,753	15,528	64,032	56,925
Equity in income of real estate ventures	14	(65)	52	987

Income from continuing operations before net gain on sales of interests
in real estate and minority interest	17,767	15,463	64,084	57,912
Net gain on sales of interests in real estate	19,385	—	20,537	—
Minority interest attributable to continuing operations	(3,168)	(2,365)	(10,141)	(9,308)

Income from continuing operations	33,984	13,098	74,480	48,604
Discontinued operations:
Income (loss) from discontinued operations	294	(370)	2,156	6,662
Net gain on disposition of discontinued operations	6,998	—	9,690	8,562
Minority interest	(308)	19	(517)	(844)

	6,984	(351)	11,329	14,380

Net Income	40,968	12,747	85,809	62,984
Income allocated to Preferred Shares	(2,978)	(2,976)	(11,906)	(11,906)
Redemption of Preferred Shares	(20,598)	—	(20,598)	—

Income allocated to Common Shares	$17,392	$9,771	$53,305	$51,078

Earnings per Common Share after discontinued operations:
Basic income per Common Share	$0.43	$0.27	$1.40	$1.40

Basic weighted-average shares outstanding	39,436,362	35,226,315	36,937,467	35,513,813

Diluted income per Common Share	$0.43	$0.27	$1.40	$1.39

Diluted weighted-average shares outstanding	39,664,652	35,251,565	37,087,869	35,645,810

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Reconciliation of Net Income to Funds from Operations (FFO):
Net income
	$40,968	$12,747	$85,809	$62,984
Add (deduct):
Minority interest attributable to continuing operations	3,168	2,365	10,141	9,308
Net gain on sale of interests in real estate	(19,385)	—	(20,537)	—
Minority interest attributable to discontinued operations	308	(19)	517	844
Net gain on disposition of discontinued operations	(6,998)	—	(9,690)	(8,562)

Income before net gains on sales of interests in real estate and minority interest	18,061	15,093	66,240	64,574

Add:
Depreciation:
Real property	13,687	13,525	54,176	52,944
Real estate ventures	870	639	2,759	2,422
Amortization of leasing costs	1,985	1,814	7,209	5,820
Redemption of Preferred Shares	(20,598)	—	(20,598)	—

Funds from operations (FFO)	$14,005	$31,071	$109,786	$125,760

FFO, excluding Preferred Share redemption charge (2)	$34,603	$31,071	$130,384	$125,760

Number of weighted-average Common Shares	50,503,184	46,508,350	48,223,542	46,928,420

FFO per weighted-average Common Share – fully diluted	$0.28	$0.67	$2.28	$2.68

FFO per weighted-average Common Share – fully diluted, excluding redemption charge (2)	$0.69	$0.67	$2.70	$2.68

Dividend per Common Share	$0.44	$0.44	$1.76	$1.76

Payout ratio of FFO (1)	158.7%	65.9%	77.3%	65.7%

Payout ratio of FFO, excluding redemption charge (1)(2)	64.2%	65.9%	65.1%	65.7%

EPS per weighted-average Common Share – fully diluted	$0.43	$0.27	$1.40	$1.39

Cash Available for Distribution (CAD):
FFO, excluding redemption charge (2)	$34,603	$31,071	$130,384	$125,760

Add (deduct):
Rental income from straight-line rents	(1,488)	(1,719)	(5,917)	(5,930)
Deferred market rental income	(25)	(459)	(287)	(459)
Amortization:
Deferred financing costs	771	252	2,304	1,795
Deferred compensation costs	678	765	2,869	3,182
Impairment loss	—	665	861	665
Second generation capital expenditures (3):
Building and tenant improvements	(9,626)	(3,235)	(29,642)	(16,548)
Lease commissions	(956)	(1,661)	(4,482)	(6,042)

Cash available for distribution	$23,957	$25,679	$96,090	$102,423

Number of weighted-average Common Shares	50,503,184	46,508,350	48,223,542	46,928,420

Dividend per Common Share	$0.44	$0.44	$1.76	$1.76

Cash flows from:
Operating activities	$34,258	$33,525	$118,741	$118,684
Investing activities	(6,134)	(13,009)	(34,016)	5,038
Financing activities	(27,065)	(14,924)	(102,974)	(110,380)

(1)	Payout ratio is calculated by dividing dividend per Common Share by FFO per weighted-average Common Share

(2)	Represents FFO excluding a charge of $20,598,000 related to Series B Preferred Share redemption in December 2003.

(3)	Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – YEAR
(unaudited)

Of the 231 properties owned by the Company as of December 31, 2003, a total of 211 properties (“Same Store Properties”) containing an aggregate of 13.6 million net rentable square feet were owned for the entire years ended December 31, 2003 and 2002. Average occupancy for the Same Store Properties was 91.0% during 2003 and 90.9% during 2002. The following table sets forth revenue and expense information for the Same Store Properties:
	Years Ended		Dollar Change	Percent Change
	December 31,

	2003	2002

	(amounts in thousands)

Revenue
Rents (a)	$214,778	$213,169	$1,609	0.8%
Tenant reimbursements	29,600	26,319	3,281	12.5%
Other (b)	2,585	2,777	(192)	–6.9%

Total revenue	246,963	242,265	4,698	1.9%

Operating Expenses
Property operating expenses (c)	75,255	69,662	5,593	8.0%
Real estate taxes	22,866	21,612	1,254	5.8%

Total property operating expenses	98,121	91,274	6,847	7.5%

Net operating income	$148,842	$150,991	$(2,149)	–1.4%

(a) Includes straight-line rental income of $3,421 for 2003 and $3,673 for 2002
(b) Includes termination fee income of $2,249 for 2003 and $2,238 for 2002
(c) Includes snow removal costs of $4,720 for 2003 and $1,455 for 2002

The following table is a reconciliation of income from continuing operations to Same Store net operating income:

	Years Ended
	December 31,

	2003	2002

	(amounts in thousands)

Income from continuing operations	$74,480	$48,604
Add/(deduct):
Interest expense	57,835	63,522
Depreciation and amortization	60,592	56,030
Administrative expenses	14,464	14,804
Equity in income of real estate ventures	(52)	(987)
Net gain on sale of interests in real estate	(20,537)	—
Minority interest attributable to continuing operations	10,141	9,308

Consolidated net operating income	196,923	191,281
Less: Net operating income of non same store properties	(48,081)	(40,290)

Same Store Net Operating Income	$148,842	$150,991

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – QUARTER
(unaudited)

Of the 231 properties owned by the Company as of December 31, 2003, a total of 222 properties ("Same Store Properties") containing an aggregate of 14.6 million net rentable square feet were owned for the entire three-month periods ended December 31, 2003 and 2002. Average occupancy for the Same Store Properties was 91.3% during the quarter ended December 31, 2003 and 90.6% during the quarter ended December 31, 2002. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended
	December 31,
			Dollar	Percent
	2003	2002	Change	Change

	(amounts in thousands)
Revenue
Rents (a)	$58,688	$58,987	$(299)	–0.5%
Tenant reimbursements	9,661	6,817	2,844	41.7%
Other (b)	830	361	469	129.9%

Total revenue	69,179	66,165	3,014	4.6%

Operating Expenses
Property operating expenses	20,653	19,603	1,050	5.4%
Real estate taxes	6,398	5,957	441	7.4%

Total property operating expenses	27,051	25,560	1,491	5.8%

Net operating income	$42,128	$40,605	$1,523	3.8%

(a) Includes straight-line rental income of $952 for 2003 and $1,306 for 2002
(b) Includes termination fee income of $707 for 2003 and $148 for 2002

The following table is a reconciliation of income from continuing operations to Same Store net operating income:

	Three Months Ended
	December 31,

	2003	2002

	(amounts in thousands)

Income from continuing operations	$33,984	$13,098
Add/(deduct):
Interest expense	13,542	15,358
Depreciation and amortization	15,645	15,004
Administrative expenses	3,511	2,992
Equity in income of real estate ventures	(14)	65
Net gain on sale of interests in real estate	(19,385)	—
Minority interest attributable to continuing operations	3,168	2,365

Consolidated net operating income	50,451	48,882
Less: Net operating income of non same store properties	(8,323)	(8,277)

Same Store Net Operating Income	$42,128	$40,605

Fourth Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, February 13, 2004 at 11:00 a.m. EST. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, February 27, 2004 by calling 1-877-519-4471 – access code 4405760. In addition, the conference call can be accessed via a webcast located on the Company’s website @ brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of third quarter earnings. The Supplemental Information package is available through the Company’s website @ brandywinerealty.com. The Supplemental Information Package will be found in the “Investor Relations – Financial Reports” section of the web page.

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mount Laurel, NJ and Richmond, VA, is one of the Mid-Atlantic Region’s largest full-service real estate companies. Brandywine owns, manages or has an ownership interest in 282 office and industrial properties, aggregating 20.4 million square feet.

# # #